As filed with the Securities and Exchange Commission on July 22, 2020

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

VERB TECHNOLOGY COMPANY, INC.

(Exact name of registrant as specified in its charter)

Nevada	7200	90-1118043
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

2210 Newport Boulevard, Suite 200

Newport Beach, California 92663

(855) 250-2300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rory J. Cutaia

Chairman of the Board, Chief Executive Officer, President and Secretary
Verb Technology Company, Inc.

2210 Newport Boulevard, Suite 200

Newport Beach, California 92663

(855) 250-2300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Larry A. Cerutti, Esq. Dean Longfield, Esq. Troutman Pepper Hamilton Sanders LLP 5 Park Plaza, Suite 1400 Irvine, California 92614 (949) 622-2700/(949) 622-2739 (fax)	Samuel E. Feigin, Esq. Crowell & Moring LLP 1001 Pennsylvania Avenue NW Washington, District of Columbia 20004 (202) 624-2594/(202) 624-2500 (fax)

Approximate date of proposed sale to the public: From time to time after this registration becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [X] 333-239055

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(2)
Common Stock, $0.0001 par value per share	2,300,000	298.54
Total	$2,300,000	$298.54

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 416 under the Securities Act, the registrant is also registering hereunder an indeterminate number of shares of common stock that may be issued as a result of stock splits, stock dividends or similar transactions. Also includes the offering price of additional common stock that the underwriter has the option to purchase to cover over-allotments, if any.

(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum offering price of all securities being registered.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and the required opinion and consents solely to register up to an aggregate of $2,300,000 in additional shares of Verb Technology Company, Inc.’s common stock, par value $0.0001 per share. The contents of the Registration Statement on Form S-1 (Registration No. 333-239055), as amended, including the exhibits and power of attorney thereto, which was declared effective by the Securities and Exchange Commission on July 21, 2020, are incorporated by reference in this Registration Statement.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Description
5.1*	Opinion of Troutman Pepper Hamilton Sanders LLP.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on this 22nd day of July, 2020.

Verb Technology Company, Inc., a Nevada corporation

By:	/s/ RORY J. CUTAIA
Rory J. Cutaia
President, Chief Executive Officer, Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RORY J. CUTAIA	President, Chief Executive Officer	July 22, 2020
Rory J. Cutaia	(principal executive officer), Secretary and Director

/s/ JAMES P. GEISKOPF	Lead Director	July 22, 2020
James P. Geiskopf

/s/ JEFFREY CLAYBORNE	Chief Financial Officer (principal financial and	July 22, 2020
Jeffrey Clayborne	accounting officer) and Treasurer

/s/ PHILIP J. BOND	Director	July 22, 2020
Philip J. Bond

/s/ KENNETH S. CRAGUN	Director	July 22, 2020
Kenneth S. Cragun

/s/ NANCY HEINEN	Director	July 22, 2020
Nancy Heinen

/s/ JUDITH HAMMERSCHMIDT	Director	July 22, 2020
Judith Hammerschmidt